Exhibit 10.7
                                  ------------

                            RASER TECHNOLOGIES, INC.
                  AT WILL EMPLOYMENT, CONFIDENTIAL INFORMATION,
         INVENTION ASSIGNMENT, NONCOMPETITION AND ARBITRATION AGREEMENT

In consideration of receipt of consideration as set forth below from Raser Technologies, Inc., a Utah corporation, its subsidiaries, affiliates, predecessors, successors or assigns (together the "Company"), the sufficiency of which is acknowledged effective as of August 1, 2004, William Dwyer (referred to herein as "I" or "Employee"), as a condition of employment as Chief Financial Officer with Company, agrees as follows:

1. At-Will Employment. I understand and acknowledge that my employment with the Company is for an unspecified duration and constitutes "at-will" employment. I also understand that any representation to the contrary is unauthorized and not valid unless obtained in writing and signed by the President of the Company. I acknowledge that this employment relationship may be terminated at any time, with or without good cause or for any or no cause, at the option either of the Company or myself, with or without notice.

2. Confidential Information.

         (a) Company Information. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the exclusive benefit of the Company, or to disclose to any person, firm or entity without written authorization of an authorized officer (other than myself), any Confidential Information of the Company. I understand that "Confidential Information" means any non-public information that relates to the actual or anticipated business or research and development of the Company, Company proprietary information, technical data, formulae, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I call or with whom I become acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items that have become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof.

         (b) Former Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

         (c) Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in

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the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

3. Conflicting Employment. I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company.

4. Returning Company Documents. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, formulae, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns, including, without limitation, those records maintained pursuant to paragraph 3(d). In the event of the termination of my employment, I agree to sign and deliver the "Termination Certification" attached hereto as Exhibit A.

5. Notification of New Employer. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

6. Solicitation of Employees. I agree that for a period of 12 months immediately following the termination of my relationship with the Company for any reason, whether with or without good cause or for any or no cause, at the option either of the Company or myself, with or without notice, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity.

7. Conflict of Interest Guidelines. I agree to diligently adhere to the Conflict of Interest Guidelines attached hereto as Exhibit B.

8. Covenant Not to Compete.

         (a) I agree that during the course of my employment and for 12 months following the termination of my relationship with the Company for any reason, whether with or without good cause or for any or no cause, at the option either of the Company or myself, with or without notice, I will not, without the prior written consent of the Company, (i) serve as a partner, employee, consultant, officer, director, manager, agent, associate, investor, or (ii) directly or indirectly, own, purchase, organize or take preparatory steps for the organization of, or (iii) build, design, finance, acquire, lease, operate, manage, invest in, work or consult for or otherwise affiliate myself with any business, in competition with or otherwise similar to the Company's business. The foregoing covenant shall cover my activities in every part of the Territory in which I may conduct business during the term of such covenant as set forth above. "Territory" shall mean (i) all counties in the State of Utah, (ii) all other states of the United States of America and (iii) all other countries of the world; provided that, with respect to clause (iii), the Company derives at least three percent (3%) of its gross revenues from such geographic area prior to the date of the termination of my relationship with the Company. Further, I agree that for a period of 12 months immediately following the termination of my relationship with the Company for any reason, whether with or without good cause

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or for any or no cause, at the option either of the Company or myself, with or without notice, I will not, without the prior written consent of the Company,
(x) solicit business or sales, for the same or similar products or services as provided by the Company, from any customer, client or account of the Company with which employee has had any contact during the term of employment ("Customers") or (y) attempt to convert Customers to other sellers or providers for the same or similar products or services as provided by the Company.

         (b) I acknowledge that my fulfillment of the obligations contained in this Agreement, including, but not limited to, my obligation neither to disclose nor to use the Company's Confidential Information other than for the Company's exclusive benefit and my obligation not to compete contained in subsection (a) above, is necessary to protect the Company's Confidential Information and, consequently, to preserve the value and goodwill of the Company. I further acknowledge the time, geographic and scope limitations of my obligations under subsection (a) above are reasonable, especially in light of the Company's desire to protect its Confidential Information, and that I will not be precluded from gainful employment if I am obligated not to compete with the Company during the period and within the Territory as described above.

         (c) The covenants contained in subsection (a) above shall be construed as a series of separate covenants, one for each city, county and state of any geographic area in the Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in subsection (a) above. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event the provisions of subsection (a) are deemed to exceed the time, geographic or scope limitations permitted by Utah law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, then permitted by such law.

9. Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

10. Compensation Terms.

         (a) Salary: $135,000.00 per annum to employee in bi-monthly payments.

         (b) Stock Grant: Company will grant 400,000 shares of 144 restricted stock (the "Shares") as set forth below.

         Vesting of Grant of Shares. Company shall grant to Employee within three (3) business days of the stated vesting dates, shares of Company's common stock as described more fully below. After vesting, Employee shall obtain the Shares by delivering to the Company at its principal business offices a letter in writing and signed by Employee stating that: (i) Employee has remained employed with Company and therefore met the requirements for the Grant; (ii) the number of Shares for which Employee is eligible under the Grant; and (iii) at the same time delivering to Company the address and person to whom the Grant

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         should be issued. Company will thereafter have a period of three (3)
         business days from the date Employee delivers the notice to verify the facts set forth in Employee's notice and either issue the Shares or to deny the Grant. If the exercise of the Grant is denied, Company shall immediately upon making such determination, state in writing the basis for denying the Grant. The Grant shall be and is subject to the following vesting schedule:

         I. 100,000 shares shall vest immediately upon Employee and Company Executing this Agreement.

         II. Subject to the terms of this Agreement, the balance of 300,000 shares shall vest in allotments on the first business day of the month set forth below:

                                    August 2005               100,000 shares
                                    August 2006               100,000 shares
                                    August 2007               100,000 shares

                At the sole discretion of Company, Employee shall also be entitled to receive stock options under applicable Company stock option plans.

         III. Change in Control. All Shares under this Agreement shall fully vest in Employee upon a "Change in Control." A "Change in Control" shall be deemed to occur if (i) any "person" (as that term is used in Sections 13 and 14(d)(2) of the Securities Exchange Act of 1934 as amended ("Exchange Act")) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of the voting Capital Stock of the Company ("Voting Stock") or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period. Any merger, consolidation or corporate reorganization in which the owners of the Company's capital stock entitled to vote in the election of directors prior to said combination, own 50% or more of the resulting entity's Voting Stock shall not, by itself, be considered a change in control for the purposes of this Agreement.

         IV. Company Departure. Employee is an "at-will employee" as that term is defined by Utah law and therefore Employee may be terminated for any reason. If Employee is terminated for convenience of the Company, dies, or is disabled prior to the first business day of August 2007, at the convenience of the Company, all remaining shares that would have vested as of August 1, 2007 shall fully vest immediately. However, if Employee is terminated for cause,

              Employee shall receive a prorated number of shares equal to 8,333 shares per month for every full month Employee has been employed by Company. Employee shall not be compensated for a prorated amount of shares for months worked if Employee is terminated for cause. If Employee is not terminated for cause, but instead voluntarily departs from the employment of Company, Employee shall not be entitled to a monthly prorated number of shares, but shall only be entitled to those shares that have vested under the vesting schedule set forth above.

         IV. Restrictions on Shares. Employee agrees that the Shares shall be restricted and not subject to resale or transfer of any type except according to the terms and conditions of this Agreement. Employee acknowledges that Employee has had the opportunity and has been advised to review the implications of owning restricted shares and that Employee understands that receiving a grant of restricted shares will result in immediate tax obligations to Employee.

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         VI.  Transfer Subject to Securities Laws. Unless the Shares shall at some time become registered shares under the securities laws of the United States and any applicable State securities laws, any transfer of the Shares shall be subject to the securities laws of the United States and any State or local laws or ordinances which may be affected by such transfer or proposed transfer. No transfer of the Shares shall be allowed on the books and records of Company unless Employee or the proposed transferee shall provide a legal opinion acceptable in form and content to Company and its legal counsel, and from legal counsel acceptable to them, confirming that the transfer may be made under various exemptions to such securities laws and that registration of the Shares is not required. Any costs incurred by Company in obtaining an opinion from its counsel shall be at the expense of Employee.

         VII. Representations Regarding Securities Laws. The Shares of Company which may be issued or transferred subject to the Grant are part of a private offering of such Shares by Company. Such Shares are securities within the definition of State and Federal Securities Laws. Company has relied on certain exemptions for private sales of securities and have not registered these securities with the Securities & Exchange Commission under the Securities Act of 1933 nor have the Shares been registered with any State. To insure exemption under applicable Federal and State Securities Laws, Employee hereby makes the following representations which shall survive the delivery of the Shares herein and which shall be true at the date of Grant issued herein:

                    (a) Residence. Employee is a bona fide resident of the State of Utah as the term "resident" is used for securities law purposes.

                    (b) Intent. Employee is receiving the Shares with the intent to hold such Shares for investment and in accordance with the purpose and intent of this Agreement. No such Shares acquired are being acquired with the intent to resell or redistribute to other persons except as otherwise permitted under applicable securities laws and regulations.

                    (c) Legend on Certificates. The following legend shall be placed on all certificates for Shares issued pursuant to this Agreement:

                             The securities evidenced by this certificate have not been registered under the Securities Act of 1933 or the securities laws of Utah or any other jurisdiction and have been taken for investment purposes only and not with a view to the distribution thereof, and such securities may not be offered, sold, transferred, assigned, pledged or hypothecated unless registered pursuant to the applicable provisions of federal and state securities laws or the Company receives an opinion of counsel (which may be counsel for the Company) reasonably acceptable to the Company stating that such offer, sale or transfer is exempt from such registration requirements.

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                    (d)  Economic Risks. Employee understands the economic risks of the Shares and understands that there is presently a limited public market for the Shares and a more substantial public market may never be developed. Employee further acknowledges the opportunity to obtain additional information from Company upon request.

         VIII. Dividends. For purposes of dividends issued from Company on the Shares, Employee shall be considered to own Four Hundred Thousand (400,000) shares of Company's common stock from the date of this Agreement. Therefore, Employee shall receive from Company cash or stock equivalent dividend options on all dividends issued by Company as those dividends may be issued to the Company's common stockholders. Employee may not receive favorable dividend tax treatment on the dividends received depending upon the vesting period of the shares.

         IX. Voting Rights. Employee shall have the right to vote each share of common stock as has vested in Employee on the date of any vote of the common stockholders of Company.

         (c) Vacation: 4 weeks per year, in addition to holidays recognized by the Company.

         (d) Health insurance: Company will provide standard employee health insurance as currently instituted at Company.

         (e) Household move: Nontaxable qualified moving expenses paid, including traveling and lodging during final move.

11. Arbitration and Equitable Relief.

         Arbitration. IN CONSIDERATION OF MY EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES AND MY RECEIPT OF THE COMPENSATION, PAY RAISES AND OTHER BENEFITS PAID TO ME BY THE COMPANY, AT PRESENT AND IN THE FUTURE, I AGREE THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER OR BENEFIT PLAN OF THE COMPANY IN THEIR CAPACITY AS SUCH OR OTHERWISE) ARISING OUT OF, RELATING TO, OR RESULTING FROM MY EMPLOYMENT WITH THE COMPANY OR THE TERMINATION OF MY EMPLOYMENT WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION TO BE HELD IN THE STATE OF UTAH ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION ("AAA") IN ACCORDANCE WITH ITS RULES THEN IN EFFECT FOR THE RESOLUTION OF COMMERCIAL DISPUTES. DISPUTES WHICH I AGREE TO ARBITRATE, AND THEREBY AGREE TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER STATE OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, AND ANY STATUTORY CLAIMS. I FURTHER UNDERSTAND THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH ME.

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         Procedure. I AGREE THAT ANY ARBITRATION WILL BE ADMINISTERED BY THE AAA
AND THAT THE NEUTRAL ARBITRATOR WILL BE SELECTED IN A MANNER CONSISTENT WITH ITS NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES. I AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO
THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION AND MOTIONS TO DISMISS AND DEMURRERS, PRIOR TO ANY ARBITRATION HEARING. I ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES, INCLUDING ATTORNEYS' FEES AND COSTS, AVAILABLE UNDER APPLICABLE LAW. I UNDERSTAND THE COMPANY WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE
ARBITRATOR OR AAA EXCEPT THAT I SHALL PAY THE FIRST $125.00 OF ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION I INITIATE. I AGREE THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN A MANNER CONSISTENT WITH THE RULES AND THAT TO THE EXTENT THAT THE AAA'S NATIONAL RULES FOR THE RESOLUTION OF
EMPLOYMENT DISPUTES CONFLICT WITH THE RULES, THE RULES SHALL TAKE PRECEDENCE. I AGREE THAT THE DECISION OF THE ARBITRATOR SHALL BE IN WRITING.

         Remedy. EXCEPT AS PROVIDED BY THE RULES AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE AND FINAL REMEDY FOR ANY DISPUTE BETWEEN THE COMPANY AND ME. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE RULES AND THIS AGREEMENT, NEITHER THE COMPANY NOR I WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION. NOTWITHSTANDING, THE ARBITRATOR WILL NOT HAVE THE AUTHORITY TO DISREGARD OR REFUSE TO ENFORCE ANY LAWFUL COMPANY POLICY, AND THE ARBITRATOR SHALL NOT ORDER OR REQUIRE THE COMPANY TO ADOPT A POLICY NOT OTHERWISE REQUIRED BY LAW WHICH THE COMPANY HAS NOT ADOPTED.

         Availability of Injunctive Relief. IN ADDITION TO THE RIGHT UNDER THE RULES TO PETITION THE COURT FOR PROVISIONAL RELIEF, I AGREE THAT ANY PARTY MAY ALSO PETITION THE COURT FOR INJUNCTIVE RELIEF WHERE EITHER PARTY ALLEGES OR CLAIMS A VIOLATION OF THE AT WILL EMPLOYMENT, CONFIDENTIAL INFORMATION, INVENTION ASSIGNMENT AGREEMENT BETWEEN ME AND THE COMPANY OR ANY OTHER AGREEMENT REGARDING TRADE SECRETS, CONFIDENTIAL INFORMATION, NONSOLICITATION. I UNDERSTAND THAT ANY BREACH OR THREATENED BREACH OF SUCH AN AGREEMENT WILL CAUSE IRREPARABLE INJURY AND THAT MONEY DAMAGES WILL NOT PROVIDE AN ADEQUATE REMEDY THEREFOR AND BOTH PARTIES HEREBY CONSENT TO THE ISSUANCE OF AN INJUNCTION. IN THE EVENT EITHER PARTY SEEKS INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS FEES.

         Administrative Relief. I UNDERSTAND THAT THIS AGREEMENT DOES NOT PROHIBIT ME FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE OR FEDERAL ADMINISTRATIVE BODY SUCH AS THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION OR THE WORKERS' COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE ME FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM.

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         Voluntary Nature of Agreement. I ACKNOWLEDGE AND AGREE THAT I AM
EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. I FURTHER ACKNOWLEDGE AND AGREE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND THAT I HAVE ASKED ANY QUESTIONS NEEDED FOR ME TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT I AM WAIVING MY RIGHT TO A JURY TRIAL. FINALLY, I AGREE THAT I HAVE BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF MY CHOICE BEFORE SIGNING THIS AGREEMENT.

12. General Provisions.

         (a) Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the state of Utah without regard for conflicts of laws principles. I hereby expressly consent to the exclusive personal jurisdiction of the state and federal courts located in Utah for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

         (b) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and supersedes all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

         (c) Severability. If one or more of the provisions in this Agreement are deemed void by law, including, but not limited to, the covenant not to compete in Section 0, then the remaining provisions will continue in full force and effect.

         (d) Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

         (e) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against either party.

         (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable, and all of which together shall constitute one agreement.

10. I acknowledge and agree to each of the following items:

         (a) I am executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else; and

         (b) I have carefully read this Agreement. I have asked any questions needed for me to understand the terms, consequences and binding effect of this Agreement and fully understand them; and

         (c) I understand that an issuance of a restricted stock grant may result in an immediate taxable event and I have been advised to assess the tax impact on me of receiving restricted stock through retaining an independent tax expert and other experts (ie. stock valuation experts) as necessary. I have not relied upon tax advice or stock valuation services from the Company, or its agents, in making my decision to enter into this Agreement.

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         Executed on this 8 day of July, 2004.

                                          EMPLOYEE
                                     By:            /s/ William Dwyer
                                         --------------------------------------
                                     Name:          William Dwyer


                                       9

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                                    EXHIBIT A

                            RASER TECHNOLOGIES, INC.
                            TERMINATION CERTIFICATION


This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Raser Technologies, Inc., a Utah corporation, its subsidiaries, affiliates, successors or assigns (together, the "Company").

I further certify that I have complied with all the terms of the Company's Employment, Confidential Information, Invention Assignment, Noncompetition and Arbitration Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I confirm, as set forth in my Employment Agreement, Confidential Information, Invention Assignment, Noncompetition and Arbitration Agreement to preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

I confirm, as set forth in my Employment Agreement, Confidential Information, Invention Assignment, Noncompetition and Arbitration Agreement that for 12 months from this date, I will not hire any employees of the Company nor will I solicit, induce, recruit or encourage any of the Company's employees to leave their employment.

I confirm, as set forth in my Employment Agreement, Confidential Information, Invention Assignment, Noncompetition and Arbitration Agreement that for 12 months following the termination of my relationship with the Company for any reason, whether with or without good cause or for any or no cause, at the option either of the Company or myself, with or without notice, I will not, without the prior written consent of the Company, (i) serve as a partner, employee, consultant, officer, director, manager, agent, associate, investor, or (ii) directly or indirectly, own, purchase, organize or take preparatory steps for the organization of, or (iii) build, design, finance, acquire, lease, operate, manage, invest in, work or consult for or otherwise affiliate myself with any business, in competition with or otherwise similar to the Company's business. The foregoing covenant shall cover my activities in every part of the Territory in which I may conduct business during the term of such covenant as set forth above.

Date:
      --------------------------  ---------------------------------------------
                                  (Employee's Signature)


                                  ---------------------------------------------
                                  (Print Employee's Name)


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                                   EXHIBIT B

                            RASER TECHNOLOGIES, INC.
                         CONFLICT OF INTEREST GUIDELINES

         It is the policy of Raser Technologies, Inc. (the "Company") to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities that are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations that must be avoided. Any exceptions must be reported to the President and written approval for continuation must be obtained.

         1. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended or occurs. (The At Will Employment, Confidential Information, Invention Assignment, Noncompetition and Arbitration Agreement elaborates on this principle and is a binding agreement.)

         2. Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

         3. Participating in civic or professional organizations that might involve divulging confidential information of the Company.

         4. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

         5. Initiating or approving any form of personal or social harassment of employees.

         6. Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

         7. Borrowing from or lending to employees, customers or suppliers.

         8. Acquiring real estate of interest to the Company.

         9. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

         10. Unlawfully discussing prices, costs, customers, sales strategies, or markets with competing companies or their employees.

         11. Making any unlawful agreement with distributors with respect to prices.

         12. Improperly using or authorizing the use of any inventions that are the subject of patent claims of any other person or entity.



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

         13. Engaging in any conduct that is not in the best interest of the Company.

         Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.


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